Exhibit 10.18

SHARE CANCELLATION AGREEMENT

This SHARE CANCELLATION AGREEMENT (this “Agreement”), dated as of May 22, 2026 (the “Effective Date”), is entered into by and between Los Altos Ventures Corp., a Delaware corporation (the “Company”), and the shareholder listed in Exhibit A hereto (referred to as the “Shareholder”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Shareholder is the owner of the number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) set forth next to his name on Exhibit A; and

WHEREAS, concurrently herewith, the Company is entering into a certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among the Company, Matternet Acquisition Co., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Matternet, Inc., a privately held Delaware corporation (“Matternet”), pursuant to which, among other things, the parties thereto agreed that [●] outstanding shares of Common Stock held by the Shareholder will be forfeited and canceled immediately prior to the Effective Time;

WHEREAS, it is a condition precedent to the consummation of the Merger that the Shareholder enter into this Agreement to effectuate the forfeiture of the Surrendered Shares (as defined below); and

WHEREAS, the Shareholder is entering into this Agreement to, amongst other things, induce Matternet to enter into the Merger Agreement, and the Shareholder acknowledges that Matternet would not consummate the transactions contemplated by the Merger Agreement unless the transactions contemplated hereby are effectuated in accordance herewith.

AGREEMENT

In consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Share Contribution. The Shareholder hereby contributes to the Company and surrenders all legal right, title and interest in and to the number of shares of Common Stock set forth next to his name on Exhibit A as “Surrendered Shares” (the “Surrendered Shares”) to the Company to be held by the Company as treasury stock. The contribution of the Surrendered Shares shall be treated as a capital contribution by the Shareholder, and the Shareholder shall receive no consideration for his Surrendered Shares.

2.	Delivery of Share Certificates. Simultaneously herewith, the Shareholder is delivering to the Company (i) the certificate(s) representing the Surrendered Shares being contributed to the Company and (ii) executed stock powers in blank or other transfer documents in form and substance reasonably satisfactory to the Company.

3.	Further Assurances. The Shareholder, severally and not jointly, agrees with the Company that after the date hereof, he will execute such further documents, instruments or certificates and take any and all other actions reasonably necessary to effect the surrender and contribution of his Surrendered Shares to the Company. Nothing in this Agreement shall in any way alter, limit or otherwise affect the Shareholder’s continuing right, title and interest in and to the shares of Common Stock held by him that are not Surrendered Shares (including, without limitation, his rights under the Merger Agreement and the Registration Rights Agreement of even date herewith by and among the Company, the Shareholder and the other shareholders party thereto), which shall in all respects be unimpaired hereby.

4.	Representations by the Shareholder. The Shareholder represents and warrants to the Company that:

a.	The Shareholder owns his Surrendered Shares of record and beneficially free and clear of all liens, claims, charges, security interests, and/or encumbrances of any kind whatsoever. The Shareholder has sole control over his Surrendered Shares and/or sole discretionary authority over any account in which they are held. Except for this Agreement, no person or entity has any option or right to purchase or otherwise acquire his Surrendered Shares, whether by contract of sale or otherwise, nor has he created a “short position” as to his Surrendered Shares.

b.	The Shareholder has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid, binding obligation of the Shareholder, enforceable against him in accordance with its terms, except as such enforceability may be limited by laws affecting creditors’ rights generally.

c.	The Shareholder has the requisite authority and capacity to enter into this Agreement, as well as carry out his obligations contained herein.

d.	There is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon him to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of his Surrendered Shares other than pursuant to the terms of this Agreement.

e.	As of the Effective Date, the Shareholder is not owed any amount by the Company (whether with respect to accrued and unpaid salary, bonus, expense reimbursement, medical or health insurance or under any other benefit plan or arrangement to which the Company is a party or otherwise) and has no knowledge of any claim the Shareholder or anyone claiming by or though him may have against the Company or any subsidiary of the Company which has not been paid or discharged in full as of the Effective Date (collectively, the “Claims”), other than the Shareholder’s rights or claims under or with respect to: (i) the Merger Agreement; (ii) the Registration Rights Agreement; (iii) rights of Montrose Capital Partners Limited (“Montrose”) under the Term Sheet, dated February 4, 2026 by and between Matternet and Montrose; (iv) the Pre-Closing Indemnity Agreement; (v) rights to indemnification for actions or omissions occurring on or prior to the Effective Date under the Company’s certificate of incorporation or bylaws (as in effect at the time of such act or omission); and (vi) rights under any directors’ and officers’ insurance policy maintained by the Company or any affiliate with respect to any claims made or threatened against the Shareholder in the Shareholder’s capacity as director, officer, or employee of the Company or any subsidiary (collectively, the “Unreleased Claims”).

f.	The Shareholder has no knowledge of any liability, whether contingent or otherwise, that the Company may have to any person or entity that has not been disclosed to Matternet other than those that are reflected on the Company’s financial statements included in the Company’s filings with the U.S. Securities and Exchange Commission prior to the Effective Date or those arising in the ordinary course since the date of such financial statements.

5.	Release. The Shareholder, on behalf of itself and its successors, past and present agents, representatives, partners, attorneys, employees, servants, affiliates, subsidiaries, heirs, executors, administrators and assigns, as well as any person acting by, through, under or in concert with any of the foregoing, releases and forever discharges the Company and its predecessors and successors, past and present agents, representatives, partners, attorneys, employees, servants, affiliates, subsidiaries, heirs, executors, administrators and assigns, as well as any person acting by, through, under or in concert with any of the foregoing, from any and all Claims other than the Unreleased Claims.

6.	Acknowledgements. The parties hereto acknowledge and agree that the intent and purpose of the transaction contemplated by this Agreement is not to hinder or defraud any creditor of the Shareholder. The Shareholder acknowledges that he has read this agreement, understands it and voluntarily accepts its terms. The Shareholder further acknowledges that this Agreement is executed voluntarily and without any duress or undue influence on the part of or on behalf of the Company.

7.	Entire Agreement; Amendments. This Agreement contains, and is intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for and supersedes any and all prior agreements, arrangements and understandings between the parties with respect to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing, signed by the parties hereto or a duly authorized representative thereof.

8.	Notices. Any notices required or permitted to be given under this Agreement shall be in writing, signed by the party giving such notice and shall be deemed duly given when sent by registered or certified mail return receipt requested, to the other parties hereto at such parties’ addresses set forth on the signature page hereto or at such other address as such parties shall designate by similar notice to the other parties.

9.	Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law or choice of law. The Shareholder and the Company hereby agree that the state and federal courts located in Wilmington, Delaware shall have exclusive jurisdiction and venue over all actions relating to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereto have executed this Share Cancellation Agreement as of the date first above written.

LOS ALTOS VENTURES CORP.

By:	/s/ Ian Jacobs
Name:	Ian Jacobs
Title:	President, Chief Executive Officer, Chief Financial Officer and Secretary

Address:

SHAREHOLDER

/s/ Mark Tompkins
Mark Tompkins

/s/ Ian Jacobs
Ian Jacobs

Address:

[Signature Page to Share Cancellation Agreement – Los Altos Ventures Corp.]

EXHIBIT A

SHAREHOLDER	SHARES OWNED PRIOR TO THE EFFECTIVE DATE	SURRENDERED SHARES

Mark Tompkins	7,500,000	5,125,000
Ian Jacobs	2,500,000	2,175,000
Total	10,000,000	7,300,000